Exhibit 10.b

DEBT EXCHANGE AGREEMENT

Contract Date: September 4, 2024

“Parties” (each a “Party”):

“Eastside”	Eastside Distilling, Inc. 2321 NE Argyle Street, Unit D Portland, OR 97211 Email: ggwin@eastsidedistilling.com

“Craft”	Craft Canning & Bottling, LLC 2321 NE Argyle Street, Unit D Portland, OR 97211 Email: ggwin@eastsidedistilling.com

“SPV”	The B.A.D. Company, LLC c/o District 2 Capital Fund LP 14 Wall Street, 2d Floor Huntington, NY 11743 Email: michael@district2capital.com

“Aegis”	Aegis Security Insurance Company 4431 N. Front Street, Suite 200 Harrisburg, PA 17110 Email: wwollyung@aegisinsco.com

“Bigger”	Bigger Capital Fund, LP 11700 W Charleston Blvd 170-659 Las Vegas, NV 89135 Email: biggercapital@gmail.com

“District 2”	District 2 Capital Fund LP 14 Wall Street, 2nd Floor Huntington, NY 11743 Email: michael@district2capital.com As used herein, “Bigger/D2” will refer to Bigger and District 2, collectively.

“LDI”	LDI Investments, LLC P.O. Box 1641 Rancho Santa Fe, CA 92067 Email: kilkenny_patrick@yahoo.com

“Esping”	William Esping Address Address Email

“WPE”	WPE Kids Partners Address Address Email

“Grammen”	Robert Grammen Address Address Email:

Premises:

A.	Aegis, LDI, Bigger and District 2 are secured creditors of Eastside, although Bigger and District 2 also hold unsecured debt issued by Eastside. Esping, WPE and Grammen are unsecured creditors of Eastside. SPV is the record owner of all of the Series C Preferred Stock issued by Eastside. Aegis, LDI, Bigger, District 2, Esping, WPE, Grammen and SPV are referred to herein as the “Investors”.

B.	Simultaneous with the execution of this agreement, Eastside is entering into a Plan and Agreement of Merger and Reorganization (the Merger Agreement”) with Beeline Financial Holdings, Inc. (“Beeline”), pursuant to which, upon satisfaction of certain conditions precedent, Eastside will acquire ownership of Beeline (the “Merger”).

C.	Among the conditions precedent to the Merger is the reorganization of Eastside’s debt and certain changes to its capital structure, as set forth in this Debt Satisfaction Agreement.

D.	The Investors believe that the Merger will serve their individual interests as well as those of Eastside and, accordingly, are willing to participate in the reorganization of Eastside’s debt and the changes to its capital structure, subject to completion of the Merger and on the terms and subject to the conditions set forth in this Agreement.

Agreement:

1.	Closing. The “Closing” of the transactions undertaken herein will take place on the Closing Date determined pursuant to the terms of the Merger Agreement (the “Merger Closing Date”) and simultaneous with the Closing of the Merger.

2.	Definitions.

Securities and Instruments Issued or to be Issued by Eastside

“Bigger/D2 TQLA Notes” identifies four (4) unsecured instruments, each titled “Promissory Note” and dated September 29, 2023, in the aggregate principal amount of $7,517,467, consisting of (1) an Amended and Restated Promissory Note in the principal amount of $2,844,675 issued by Eastside to Bigger (the “First Bigger TQLA Note”), (2) an Amended and Restated Promissory Note in the principal amount of $162,312 issued by Eastside to Bigger (the “Second Bigger TQLA Note”), (3) a Promissory Note in the principal amount of $4,267,013 issued by Eastside to District 2 (the “First District 2 TQLA Note”) and (4) a Promissory Note in the principal amount of $243,467 issued by Eastside to District 2 (the “Second District 2 TQLA Note”), each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Convertible Notes” identifies two (2) instruments, each titled “Amended and Restated Secured Convertible Promissory Note” and dated September 29, 2023, in the aggregate principal amount of $399,290, consisting of: (1) an Amended and Restated Secured Convertible Promissory Note in the principal amount of $199,645 issued by Eastside to Bigger (the “Bigger Secured Convertible Note”) and (2) aa Amended and Restated Secured Convertible Promissory Note in the principal amount of $199,645 issued by Eastside to District 2 (the “District 2 Secured Convertible Note”), each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Craft Exchange Assets” means the Craft Exchange Debt plus 44,280 shares of SC Preferred owned by SPV.

“Craft Exchange Debt” means the aggregate of the following:

●	the Senior Debt;

●	$59,710 of principal owed by Eastside to Bigger pursuant to the First Bigger TQLA Note;

●	The Second Bigger TQLA Note;

●	$89,566 owed by Eastside to District 2 pursuant to the First District 2 TQLA Note;

●	The Second District 2 TQLA Note;

●	$69,660 owed by Eastside to Esping pursuant to the Esping TQLA Note;

●	$78,764 owed by Eastside to WPE pursuant to the WPE TQLA Note; and

●	$28,019 owed by Eastside to Grammen pursuant to the Grammen TQLA Note.

“First Senior Note” identifies an instrument titled “Amended and Restated Secured Promissory Note” dated September 29, 2023 in the principal amount of $2,638,291 issued by Eastside to Aegis, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Notes” means the Convertible Notes, the First Senior Note, the Whiskey Notes and the Bigger/D2 Unsecured Notes, collectively.

“Other Investor TQLA Notes” identifies three (3) unsecured instruments, each titled “Promissory Note”, in the aggregate principal amount of $577,884, consisting of (1) a Promissory Note in the principal amount of $228,174 issued by Eastside to Esping (the “Esping TQLA Note”), (2) a Promissory Note in the principal amount of $257,970 issued by Eastside to WPE (the “WPE TQLA Note”), and (3) a Promissory Note in the principal amount of $91,740 issued by Eastside to Grammen (the “Grammen TQLA Note”)

“SC Preferred” means the Series C Preferred Stock of Eastside, par value $0.0001 per share.

“SD Preferred” means the Series D Preferred Stock of Eastside, par value $0.0001 per share.

“SE Preferred” means the Series E Preferred Stock of Eastside, par value $0.0001 per share.

“Senior Debt” means the Convertible Notes, the First Senior Note and the Whiskey Notes, collectively.

“Spirits Common” means the Common Stock of Spirits, Inc., $0.0001 par value.

“Whiskey Notes” means the three (3) secured instruments, each titled “2024 Secured Note”, issued by Eastside on May 15, 2024 in the aggregate principal amount of $1,100,000, consisting of (1) a 2024 Secured Note in the principal amount of $275,000 issued by Eastside to Bigger (the “Bigger Whiskey Note”), (2) a 2024 Secured Note in the principal amount of $275,000 issued by Eastside to District 2 (the “District 2 Whiskey Note”), and (3) a 2024 Secured Note in the principal amount of $550,000 issued by Eastside to LDI (the “LDI Whiskey Note”).

Other Defined Terms

“Agreement” means this Debt Satisfaction Agreement

“Beeline” means Beeline Financial Holdings, Inc., a Delaware corporation

“Craft” means Craft Canning + Bottling LLC, an Oregon limited liability company and wholly-owned subsidiary of Eastside.

“Creditors” means the holders of the Senior Debt and the Other Investors, collectively.

“Merger Agreement” means the Plan and Agreement of Merger and Reorganization dated September 3, 2024 among Eastside, East Acquisition Inc. and Beeline.

“Other Investors” means Esping, WPE and Grammen, collectively.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on a Trading Market (as defined below) or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a business day.

“Trading Market” means as of any date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

I. PREPARATION

3.	Amendment of Designation of Series C Preferred Stock. Simultaneous with the execution of this Agreement, the SPV and Eastside shall execute the “Filing Consent” in the form annexed hereto as Appendix A authorizing the filing of the SC Amendment. Immediately before the Closing, Eastside shall file with the Secretary of State of Nevada the “Amendment of Designation of Series C Preferred Stock of Eastside Distilling, Inc.” (the “SC Amendment”) in the form annexed hereto as Appendix A.

4.	Designation of Series D Preferred Stock. Promptly after the execution of this Agreement, Eastside shall file with the Secretary of State of Nevada the “Certificate of Designation Establishing Series D Preferred Stock of Eastside Distilling, Inc.” (the “SD Certificate of Designation”). The SD Certificate of Designation shall consist of a cover page in the form mandated by the Secretary of State of Nevada and Exhibit A thereto in the form annexed hereto as Appendix B setting forth the relative rights, preferences, privileges and limitations of 255,474 shares of the SD Preferred.

5.	Designation of Series E Preferred Stock. Promptly after the execution of this Agreement, Eastside shall file with the Secretary of State of Nevada the “Certificate of Designation Establishing Series E Preferred Stock of Eastside Distilling, Inc.” (the “SE Certificate of Designation”). The SE Certificate of Designation shall consist of a cover page in the form mandated by the Secretary of State of Nevada and Exhibit A thereto in the form annexed hereto as Appendix C setting forth the relative rights, preferences, privileges and limitations of 200,000 shares of the SD Preferred.

6.	Transfer to Craft. Immediately prior to the Closing, Eastside will assign to Craft, from Eastside’s inventory, the sum of seven hundred fifty (750) barrels of spirits less barrels sold by Eastside in the third quarter of 2024 (the “Craft Barrels”). The identity of the specific barrels to be transferred shall be determined by the management of Eastside. Without the written consent of the holders of a majority by principal amount of the Senior Debt, Craft will not sell, transfer or assign any of the Craft Barrels, other than pursuant to the exercise of a right of foreclosure held on this date by a holder of Senior Debt. By execution hereof, the holders of Whiskey Notes consent to the transfer of the Craft Barrels pursuant to this Section 5.

7.	Craft Lenders Acquisition Co. Promptly after the execution of this Agreement, the Creditors will file with the Oregon Secretary of State Articles of Organization of Craft Lenders Acquisition Co., LLC, an Oregon limited liability company (“Craft Lenders”). The Creditors and SPV will also adopt an Operating Agreement for Craft Lenders designating Patrick Kilkenny as Manager and with such other terms as to which they may agree. The Operating Agreement will reflect ownership of Craft Lenders by the Creditors and SPV in the following proportions:

Aegis	28.86%	SPV	20.90%
LDI	6.82%	Esping	0.76%
Bigger	17.98%	WPE	0.86%
District 2	23.51%	Grammen	0.31%

8.	Organization of Spirits Inc. Promptly after the execution of this Agreement, Eastside will cause a corporation to be organized in Nevada with the name “Spirits Inc.” The articles of incorporation of Spirits Inc. will contain standard provisions for a Nevada corporation. Immediate upon the organization of Spirits Inc., Eastside shall contribute to Spirits Inc. all of its inventory of spirits and all of its spirits brands and related intellectual property, and Spirits Inc. shall issue to Eastside one million (1,000,000) shares of Spirits Common. By execution hereof, the holders of Whiskey Notes consent to the transfer of spirits inventory pursuant to this Section 8.

9.	Employment Agreement. Immediate upon the organization of Spirits Inc., Spirits Inc. will enter into an employment agreement with Geoffrey Gwin (the “Employment Agreement”), pursuant to which Geoffrey Gwin will serve as Chief Executive Officer of Spirits Inc. until the earlier of (a) the date on which Spirits Inc. is liquidated, (b) the date on which Eastside ceases to own a majority of the voting power in Spirits Inc., or (c) the date on which Geoffrey Gwin resigns from his position as CEO of Spirits Inc. The Employment Agreement shall provide for a salary of Three Hundred Fifty Thousand Dollars ($350,000) to be paid by Spirits Inc. to Mr. Gwin, except that the salary will be reduced by any amount paid by Eastside to Mr. Gwin in cash or equity securities as compensation for services as an officer of Eastside. The Employment Agreement shall have such other terms as are appropriate for the employment of an officer of a subsidiary of a public company.

II. THE CLOSING

10.	Exchange of Notes and Securities. If the Merger Agreement has been executed and remains in full force and effect, and there has been no breach of any covenant in the Merger Agreement that has not been fully remedied, and the parties to the Merger Agreement have expressed their intent to close the Merger, then on the Closing Date, the following transactions will take place online.

a.	At the Closing, Eastside will issue 255,474 shares of SD Preferred (the “SD Exchange Shares”) as follows: 99,055 SD Exchange Shares to Bigger and 156,419 SD Exchange Shares to District 2, and will deliver to Bigger and District 2 notices issued by Eastside’s transfer agent reciting the book entry to the accounts of Bigger and District 2 of the SD Exchange Shares. The SD Exchange Shares will be issued by Eastside to Bigger in satisfaction of $990,552 of principal owed by Eastside to Bigger pursuant to the First Bigger TQLA Note. The SD Exchange Shares will be issued to District 2 in satisfaction of $1,564,194 of principal owed by Eastside to District 2 pursuant to the First District 2 TQLA Note.

b.	At the Closing, Eastside will issue 200,000 shares of SE Preferred (the “SE Exchange Shares”) as follows: 80,000 SE Exchange Shares to Bigger and 120,000 SE Exchange Shares to District 2, and will deliver to Bigger and District 2 notices issued by Eastside’s transfer agent reciting the book entry to the accounts of Bigger and District 2 of the SE Exchange Shares. The SE Exchange Shares will be issued by Eastside to Bigger in satisfaction of $800,000 of principal owed by Eastside to Bigger pursuant to the First Bigger TQLA Note. The SE Exchange Shares will be issued to District 2 in satisfaction of $1,200,000 of principal owed by Eastside to District 2 pursuant to the First District 2 TQLA Note.

c.	At the Closing, Eastside will transfer 82,626 shares of Spirits Common as follows: 33,050 shares of Spirits Common to Bigger and 49,576 shares of Spirits Common to District 2, and will deliver to Bigger and District 2 notices issued by Spirits’ transfer agent reciting the book entry to the accounts of Bigger and District 2 of the Spirits Common shares. The Spirits Common shares will be transferred by Eastside to Bigger in satisfaction of $269,598 of principal owed by Eastside to Bigger pursuant to the First Bigger TQLA Note. The Spirits Common shares will be transferred by Eastside to District 2 in satisfaction of $404,397 of principal owed by Eastside to District 2 pursuant to the First District 2 TQLA Note.

d.	At the Closing, Eastside will transfer 26,273 shares of Spirits Common as follows: 10,373 shares of Spirits Common to Esping, 11,728 shares of Spirits Common to WPE, and 4,172 shares of Spirits Common to Grammen, and will deliver to Esping, WPE and Grammen notices issued by Spirits’ transfer agent reciting the book entry to the accounts of Esping, WPE and Grammen of the Spirits Common shares. The Spirits Common shares will be transferred by Eastside to Esping in satisfaction of $84,587 of principal owed by Eastside to Esping pursuant to the Esping TQLA Note. The Spirits Common shares will be transferred by Eastside to WPE in satisfaction of $95,642 of principal owed by Eastside to WPE pursuant to the WPE TQLA Note. The Spirits Common shares will be transferred by Eastside to Grammen in satisfaction of $34,023 of principal owed by Eastside to Grammen pursuant to the Grammen TQLA Note.

e.	At the Closing, Eastside will transfer 361,101 shares of Spirits Common to SPV, and will deliver to SPV a notice issued by Spirits’ transfer agent reciting the book entry to the account of SPV of the Spirits Common shares. The Spirits Common shares will be transferred by Eastside to SPV in consideration of SPV’s surrender to Eastside of 63,220 shares of SC Preferred and SPV’s execution of the Filing Consent.

f.	At the Closing, Eastside will issue 190,000 shares of its common stock as follows: 75,037 shares to Esping, 84,819 shares to WPE and 30,144 shares to Grammen, and will deliver to Esping, WPE and Grammen notices issued by Eastside’s transfer agent reciting the book entry to the accounts of Esping, WPE and Grammen of the Eastside common stock. The Eastside common stock will be issued to Esping in satisfaction of $73,927 of principal owed by Eastside to Esping pursuant to the Esping TQLA Note. The Eastside common stock will be issued by Eastside to WPE in satisfaction of $83,564 of principal owed by Eastside to WPE pursuant to the WPE TQLA Note. The Eastside common stock will be issued by Eastside to Grammen in satisfaction of $29,698 of principal owed by Eastside to Grammen pursuant to the Grammen TQLA Note.

III. CRAFT-FOR-DEBT EXCHANGE

11.	Exchange of Debt. At the Closing, the holders of the Craft Exchange Debt will surrender to Eastside for cancellation the instruments representing the Craft Exchange Debt, and Craft Lenders will issue to those holders unsecured promissory notes maturing on the first anniversary of the Merger Closing (the “Craft Replacement Notes”). Each holder of Craft Exchange Debt will receive from Craft Lenders a Craft Replacement Note with the following terms identical to the terms of the Craft Exchange Debt surrendered by that holder: principal amount and interest rate. The Craft Exchange Debt will provide for quarterly payments of interest and payment of principal on the maturity date of the Craft Replacement Notes.

12.	Surrender of Shares. At the Closing, SPV will deliver to Eastside a notice of transfer of 44,280 shares of SC Preferred in form satisfactory to Eastside’s transfer agent. The signature of SPV’s Manager on the notice of transfer shall be medallion-guaranteed. Promptly after the Closing, Eastside will cause its transfer agent to issue to SPV a notice of book entry reciting SPV’s ownership of the 95,200 shares of Series C Preferred that will remain owned by SPV after the Closing.

13.	Craft Merger. At the Merger Closing, in consideration of the surrender of the Craft Exchange Assets by the members of Craft Lenders and SPV’s execution of the Filing Consent, the Manager of Craft and the Manager of Craft Lenders will execute Articles of Merger of Craft with and into Craft Lenders (the “Craft Merger Articles”), and the parties shall cause the Craft Merger Articles to be filed with the Secretary of State of the State of Oregon. Upon such filing, Eastside shall cease to have any legal or equitable interest in Craft. Eastside will cause the books and records of Craft to be delivered to the Manager of Craft Lenders, accompanied by such instruments and information as Craft Lenders requires to assume operational control over the business and financial operations previously carried on by Craft.

IV. EFFECT OF EXCHANGES

14.	Release of Accrued Liability. Effective on the completion of the Closing, in consideration of the undertakings herein, each of the Creditors hereby releases and discharges Eastside from all liability, including liability for accrued and unpaid interest, arising under the Notes or under the Other Investor TQLA Notes, as applicable.

15.	Full Satisfaction; Release of Liens. The Parties hereby acknowledge that the several exchanges carried out pursuant to this Debt Exchange Agreement have fully satisfied the obligations of Eastside arising from any of the following instruments: the Bigger/D2 TQLA Notes, the Convertible Notes, the First Senior Note, the Other Investor TQLA Notes and the Whiskey Notes. Promptly after the Closing, the Creditors will each file in all applicable jurisdictions UCC-3 forms terminating their liens on the assets of Eastside.

V. OTHER COVENANTS

16.	Available Shares.

a.	Reservation and Authorization of Shares. Eastside covenants that, as soon as practicable and during the period when any of the Derivatives are outstanding, it will reserve for issuance to SPV, Bigger and District 2 pursuant to conversions and/or exercises of Derivatives (as defined below), from its authorized and unissued Common Stock a number of shares equal to two hundred percent (200%) of the Potential Shares (the “Requisite Reserve”). As used herein, the term “Derivatives” means the outstanding SC Preferred, SD Preferred, SE Preferred, and such warrants as are owned by Bigger or District 2, all to the extent they are outstanding, and the term “Potential Shares” means the number of shares of Common Stock into which the Derivatives could be converted or for which the Derivatives could be exercised as of completion of the Merger Closing. Eastside further covenants that its execution of this Agreement shall constitute full authority to its officers who are charged with the duty of issuing the necessary shares upon the conversion or exercise of Derivatives. Eastside will take all such reasonable action as may be necessary to assure that such Potential Shares may be issued without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. Eastside covenants that all Potential Shares that may be issued upon the exercise or conversion of a Derivative will, upon such conversion or exercise and payment of the purchase price, if any, be duly authorized, validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges created by Eastside in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

b.	Stockholder Approval. Eastside will use commercially reasonable efforts to obtain from its stockholders as soon as possible following the date hereof such approval as is required by applicable law and/or rules of the Trading Market to effect all material terms of this Agreement (the “Stockholder Approval”), including without limitation approval to amend its articles of incorporation to increase its authorized Common Stock to a number of shares that equals or exceeds ten million (10,000,000) shares.

17.	Conversion Shares; Transfer Agent.

a. If at any time the Common Shares issuable upon conversion of a Derivative (the “Conversion Shares”) are eligible for resale under Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) under the 1933 Act, Eastside covenants to, upon the written request of a holder of a Derivative, use best efforts to cause the removal of any legend from the Conversion Shares (including by delivering an opinion of Eastside’s counsel to Eastside’s transfer agent at its own expense to ensure the foregoing). Eastside expressly acknowledges that Rule 144(d)(3)(ii) promulgated under the 1933 Act, as currently in effect, provides that the Conversion Shares issued upon any conversion of the Derivative shall be deemed to have been acquired at the same time as the Derivative, and agrees not to take any position to the contrary.

b. Following the date on which Rule 144 becoming available for the resale of securities without the requirement for Eastside to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, upon request of a holder of a Derivative, Eastside shall cause its counsel to issue to its transfer agent a legal opinion directing the transfer agent to take action in accordance with this Section 17(b). Any fees (with respect to the transfer agent, Eastside’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by Eastside. Following such time as a legend is no longer required for the Conversion Shares, Eastside will no later than two (2) Trading Days following the delivery by a holder of a Derivative to Eastside of a legended book entry statement representing Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered via the Depository Trust Company to the holder such securities that are free from all restrictive and other legends. Eastside may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 17(b).

c. Eastside acknowledges that a breach by it of its obligations under this Section 17 will cause irreparable harm. Accordingly, Eastside acknowledges that the remedy at law for a breach of its obligations under this Section 17 will be inadequate and agrees, in the event of a breach or threatened breach by Eastside of the provisions of this Section 17, that the affected holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

d. If Eastside shall fail for any reason or for no reason to issue via the Depository Trust Company to a holder of a Derivative (the “Holder”) Common Stock that is free from all restrictive and other legends within two (2) Trading Days of receipt of all documents necessary for the removal of the legend on the Common Stock, then, in addition to all other remedies available to the Holder, if on or after the Trading Day immediately following such two (2) Trading Day period, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock that the Holder anticipated receiving from Eastside without any restrictive legend (a “Buy-In”), then Eastside shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions). The Holder shall provide Eastside written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by Eastside. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Eastside’s failure to timely deliver shares of Common Stock upon conversion of a Derivative as required pursuant to the terms hereof.

e. Eastside agrees to maintain a transfer agent that is a participant in the Fast Automated Securities Transfer Program (FAST) so long as any shares of SC, SD or SE Preferred are outstanding.

VI. REPRESENTATIONS AND WARRANTIES

18.	Representations by Holders. Each of Bigger, District 2, Esping, WPE and Grammen (a “Holder”) represents and warrants to Eastside as follows:

a.	Holder’s Qualification. The Holder is an “accredited investor”, as such term is defined in Regulation D promulgated under the 1933 Act. Its principals are experienced in investments and business matters, have made investments of a speculative nature, and have such knowledge and experience in financial, tax, and other business matters as to enable the Holder to utilize the information made available by Eastside to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.

b.	Nature of Investment. The Holder is able to bear the risk of this investment for an indefinite period and to afford a complete loss thereof. The Holder is acquiring the SD Preferred, SE Preferred or Eastside common stock for the Holder’s own account for investment and not with a view toward any public offering, resale or distribution of the securities or their derivatives.

c.	Information on Eastside. The Holder has been furnished with or has had access at the EDGAR Website to Eastside’s Form 10-K for the year ended December 31, 2023 and all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (collectively, the “Reports”). In addition, the Holder has received in writing from Eastside such other information concerning its operations, financial condition, and other matters as the Holder has requested in writing, and considered all factors the Holder deems material in deciding on the advisability of investing in the Eastside’s equity securities.

d.	Restricted Security. The Holder is aware that the sale of the SD Preferred, SE Preferred and Eastside common stock has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or under the securities laws of any country, state or province. Therefore, those securities cannot be resold without registration under the 1933 Act or unless an exemption from registration is available.

19.	Representations by Eastside. As of the date hereof, Eastside represents and warrants the following, except as set forth in the Reports (but (i) without giving effect to any amendment thereof filed with, or furnished to the Commission on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature):

f.	Due Incorporation. Eastside is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. Eastside is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of Eastside taken as a whole.

g.	Authority; Enforceability. This Agreement and any other agreements delivered together with this Agreement or in connection therewith (collectively “Transaction Documents”) have been duly authorized, executed, and delivered by Eastside and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. Eastside has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder, including, without limitation, (i) the issuance of the SD Preferred SE Preferred and common stock and (ii) the reservation and issuance of the SD Conversion Shares and SE Conversion Shares in accordance with their Certificates of Designation and the terms of this Agreement (subject to any Stockholder Approval that may be required).

h.	Consents. No consent, approval, authorization, or order of any court, governmental agency or body or arbitrator having jurisdiction over Eastside, or any of its Affiliates, any Trading Market, or Eastside’s stockholders is required for the execution by Eastside of the Transaction Documents or, except for any Stockholder Approval that may be required under the terms of this Agreement, the compliance and performance by Eastside of its obligations under the Transaction Documents, including, without limitation, (i) the issuance and sale of the SD Preferred and SE Preferred and common stock and (ii) the reservation and issuance of the SD Conversion Shares and SEC Conversion Shares in accordance with their Certificates of Designation and the terms of this Agreement. Except as disclosed in Current Reports on Form 8-K, Eastside is not in violation of the requirements of the Trading Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

i.	Litigation. Except as set forth in the Reports, there is no pending or, to the best knowledge of Eastside, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Eastside, or any of its Affiliates that would affect the execution by Eastside of, or the performance by Eastside of its obligations under, the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of Eastside, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Eastside, or any of its Affiliates which litigation, if adversely determined, would have a Material Adverse Effect.

j.	Information Concerning Eastside. During the two (2) years prior to the date hereof, Eastside has timely filed all Reports required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Reports contain all the information required to be disclosed therein under applicable law, rules and regulations of the Commission and applicable accounting requirements as of their respective dates. As of their respective dates, the financial statements of Eastside included in the Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Eastside as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Reports, there has been no Material Adverse Event relating to Eastside’s business, financial condition, or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

k.	Intellectual Property. Eastside has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its businesses as described in the Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and Eastside has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as disclosed in the Reports, Eastside has not received, since the Latest Financial Date, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of Eastside, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

l.	No Undisclosed Events, Liabilities, Developments, or Circumstances. Except as disclosed in the Reports, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to Eastside or any of its businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by Eastside under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by Eastside of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on the Parties’ investments hereunder, or (iii) could have a Material Adverse Effect.

m.	Rule 144(i). Eastside is not an issuer under Rule 144(i) of the 1933 Act.

VII. MISCELLANEOUS

20.	General

a.	Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each Party irrevocably consents to the exclusive jurisdiction of any court within the State of Nevada (except for purposes of enforcing a judgment), including, federal courts with concurrent jurisdiction, for the purpose of resolving any dispute arising under this Agreement. Each Party waives any objection to venue or inconvenience of the forum in any such court.

b.	Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

c.	Amendments. This Agreement may not be modified or amended except pursuant to a written instrument executed by all of the Parties.

d.	Notices. Any notice with respect to this Agreement must be in writing and must be either personally delivered or sent by reputable overnight courier service (charges prepaid) or sent via electronic mail to the recipient at the address indicated on the first page hereof or such other address or to the attention of such other Person as the recipient Party shall have specified by prior written notice to the sending Party. Any notice under this Agreement shall be deemed to have been given (i) at the time and on the date personally delivered if delivered by hand, (ii) on that date that is one (1) business day following the mailing of such notice by reputable overnight courier service, or (iii) at the time and on the date shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if sent by electronic mail.

e.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf, or other electronic signatures shall be deemed acceptable and binding.

(The remainder of this page is intentionally blank.)

IN WITNESS WHEREOF, the parties have executed this Agreement.

EASTSIDE DISTILLING, INC.		CRAFT CANNING + BOTTLING, LLC

By:	/s/ Geoffrey Gwin	By:	/s/ Geoffrey Gwin
	Geoffrey Gwin, CEO		Geoffrey Gwin, Manager

BIGGER CAPITAL FUND, LP		DISTRICT 2 CAPITAL FUND LP

By:	Bigger Capital Fund GP, LLC	By:	District 2 GP, LLC

By:	/s/ Michael Bigger	By:	/s/ Michael Bigger
	Michael Bigger, Managing Member		Michael Bigger, Managing Member

LD INVESTMENTS, LLC		AEGIS SECURITY INSURANCE COMPANY

By:	/s/ Patrick Kilkenny	By:	/s/ Patrick Kilkenny
	Patrick Kilkenny, Managing Member		Patrick Kilkenny, Managing Member

THE B.A.D. COMPANY, LLC		WPE KIDS PARTNERS

By:	Bigger Capital, LLC

By:	/s/ Michael Bigger	By:	/s/ William Esping
	Michael Bigger, Manager		William Esping

	/s/ Robert Grammen		/s/ William Esping
	Robert Grammen		William Esping

[Signature Page to Debt Exchange Agreement]

APPENDICES

A.	Filing Consent

B.	Exhibit A to Certificate of Designation of Series D Preferred Stock

C.	Exhibit A to Certificate of Designation of Series E Preferred Stock

APPENDIX A

FILING CONSENT

The undersigned, being the sole holder of shares of Series C Preferred Stock issued by Eastside Distilling Inc. (the “Issuer”), hereby consents to filing by the Issuer with the Nevada Secretary of State of a Certificate of Amendment of Designation with respect to the Series C Preferred Stock in the form annexed hereto as Exhibit A (the “SC Amendment”).

The Consent of the undersigned is given pursuant to Section 4 of the Debt Exchange Agreement dated September 4, 2024, and is conditioned on confirmation by the Issuer that the SC Amendment shall be filed only for the purpose and under the circumstances described in said Section 4.

The B.A.D. Company, LLC

By:	Bigger Capital, LLC, Manager

By:
Michael Bigger, Manager

Confirmation

Eastside Distilling, Inc hereby confirms that it will file the SC Amendment annexed hereto only for the purpose and under the circumstances described in Section 4 of the Debt Exchange Agreement dated September __, 2024.

Eastside Distilling, Inc.

By:
Geoffrey Gwin, CEO

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701 4201 (775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series** ☐ **Certificate of Amendment to Designation - After Issuance of Class or Series** ☐ **Certificate of Withdrawal of**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series C Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Section 5.8 of the Certificate of Designation Establishing Series C Preferred Stock, labelled "Subsequent Equity Sales", is hereby eliminated.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X ______________________ Date: Signature of Officer

* Attach additional page(s) if necessary

APPENDIX B

EXHIBIT A

TO

CERTIFICATE OF DESIGNATION

ESTABLISHING SERIES D PREFERRED STOCK OF

EASTSIDE DISTILLING, INC.

A Nevada Corporation

Eastside Distilling, Inc., a Nevada corporation (the “Corporation”), hereby establishes and designates Two Hundred Fifty-Five Thousand Four Hundred Seventy Four (255,474) shares of its preferred stock, $0.0001 par value per share, as Series D Preferred Stock (the “Series D Preferred Stock”). The voting powers, designations, preferences, privileges, limitations, restrictions, and relative rights of the Series D Preferred Stock relative to those of the common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) and any other class or series of stock of the Corporation are set forth in this Certificate of Designation Establishing Series D Preferred Stock of the Corporation (the “Certificate”).

1. Stated Value. Each share of Series D Preferred Stock shall have a stated value equal to $10.00 (the “Stated Value”).

2. Liquidation. Upon the liquidation, dissolution and winding up of the Corporation, or upon the effective date of a consolidation, merger or statutory share exchange in which the Corporation is not the surviving entity (generically, a “Liquidation Event”), the holder of each share of the Series D Preferred Stock (a “Holder”) shall be entitled to a distribution prior to and in preference of the holders of the Common Stock and in pari passu with the holders of the Series C Preferred Stock and the holders of the Series E Preferred Stock. Notwithstanding the forgoing, upon a Liquidation Event, the holders of each share of the Corporation’s Series B Preferred Stock will be entitled to a distribution prior to and in preference of the Holders of Series D Preferred Stock in accordance with the terms of the Certificate of Designation Establishing Series B Preferred Stock of Eastside Distilling, Inc. In determining the appropriate distribution of available cash among the Holders of Series D Preferred Stock, each share of Series D Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s Common Stock into which that Holder’s Series D Preferred Stock could be converted on the record date for the distribution without taking into account the restriction on conversion set forth in Section 5.3.7 hereof.

3. Dividends. In the event the Corporation declares a dividend payable in cash or stock to holders of any class of stock, the Holder of each share of Series D Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation’s Common Stock into which that Holder’s Series D Preferred Stock could be converted on the record date for the distribution without taking into account the restriction on conversion set forth in Section 5.3.7 hereof.

4. Voting.

4.1 General. Except as required by applicable law and as set forth in Section 4.2 below, the Holders of Series D Preferred Stock shall have no voting rights by reason thereof; provided for the avoidance of doubt, that nothing in this Section 4.1 shall be deemed to limit a Holder’s voting rights with respect to shares of any other class of the Corporation’s capital stock held by such Holder from time to time.

1

APPENDIX B

4.2 Series D Preferred Stock Protective Provisions. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Holders of more than fifty percent (50%) of the then outstanding shares of Series D Preferred Stock, voting or consenting (as the case may be) separately as a class, shall be required in order to effect any amendment, restatement, amendment and restatement, supplement or other change or modification to the Corporation’s Articles of Incorporation (the “Articles”), Bylaws or this Certificate, to the extent that such amendment, restatement, amendment and restatement, supplement or other modification or change, as applicable, would adversely affect any of the preferences, privileges, relative rights or other rights of the Series D Preferred Stock, and any such amendment, restatement, amendment and restatement, supplement or other change or modification purported to be effected without such vote or consent shall be null and void ab initio, and of no force or effect.

5. Conversion. The Holders of the Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1 Right to Convert.

5.1.1 Conversion Ratio. Each share of Series D Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable shares of Common Stock equal to the ratio determined by dividing (A) the Stated Value of such share of Series D Preferred Stock by (B) the Series D Conversion Price (as defined below) in effect at the time of conversion (the “Conversion Ratio”). The “Series D Conversion Price” shall initially be One Dollar and Eighty Cents ($1.80). The Series D Conversion Price shall be subject to adjustment as provided in Sections 5.4 through 5.7 below, and for the avoidance of doubt, any adjustment to the Series D Conversion Price as provided in Section 5.4 through 5.7 below shall result in a concordant adjustment to the number of shares of Common Stock into which each share of Series D Preferred Stock may be converted pursuant to the formula set forth in the first sentence of this Section 5.1.1 for determining the Conversion Ratio.

5.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution, or winding up of the Corporation or a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for payment of any amounts distributable to the Holders of Series D Preferred Stock by reason of such event.

5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

2

APPENDIX B

5.3 Mechanics of Conversion.

5.3.1 Notice of Conversion. In order for a Holder of Series D Preferred Stock to convert shares of Series D Preferred Stock into shares of Common Stock, such Holder shall (a) provide written notice to the Corporation that such Holder elects to convert all or any number of such Holder’s shares of Series D Preferred Stock on the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion shall state the Holder’s name or the names of the nominees in which the Holder wishes the shares of Common Stock to be issued. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. The “Conversion Date” with respect to any conversion of Series D Preferred Stock hereunder (or the date on which any such conversion shall be deemed effective), shall be the date on which the Notice of Conversion with respect to such conversion is delivered to the Corporation. The shares of Common Stock issuable upon conversion of the specified shares of Series D Preferred Stock in a Notice of Conversion shall be deemed to be outstanding of record as of the Conversion Date with respect to such Notice of Conversion. Not later than two (2) Trading Days following the Conversion Date with respect to any conversion of Series D Preferred Stock hereunder (the “Share Delivery Date”), the Corporation shall cause the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock specified in the applicable Notice of Conversion to be transmitted by the Corporation’s transfer agent to the Holder or its nominee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System, provided that at least one of the following two conditions is met as of the Conversion Date: (1) there is an effective registration statement permitting the issuance of the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock specified in the Notice of Conversion or the resale of such shares of Common Stock by the Holder and (2) the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock specified in the Notice of Conversion are eligible for resale by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “DWAC Delivery Conditions”); provided, that solely in the case that neither of the DWAC Delivery Conditions is met as of the Conversion Date, the Corporation shall cause the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock specified in the Notice of Conversion to be transmitted by no later than the Share Delivery Date by the Corporation’s transfer agent to the account of the Holder or its nominee by book entry transfer, and shall cause the Transfer Agent to deliver to the Holder evidence of such book entry transfer by no later than the Share Delivery Date. In addition, upon delivery of any Notice of Conversion to the Corporation by a Holder, by no later than the Share Delivery Date, the Corporation shall (i) pay in cash to the Holder such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (ii) pay all declared but unpaid dividends on the shares of Series D Preferred Stock so converted. If the Corporation fails for any reason to cause delivery to the Holder or its nominee of the shares of Common Stock issuable upon a conversion of Series D Preferred Stock in accordance with this Section 5.3.1 on or prior to the applicable Share Delivery Date, the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock issuable pursuant to such conversion (based on the number of shares of Common Stock issuable pursuant to such conversion and the VWAP of the Common Stock on the applicable Conversion Date), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such shares of Common Stock are delivered or the Holder rescinds such conversion.

3

APPENDIX B

5.3.2 Rescission Rights. If the Corporation fails to cause its transfer agent to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series D Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, the Holder will have the right to rescind such conversion by written notice to the Corporation.

5.3.3 Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion. In addition to any other rights available to a Holder, if the Corporation fails to cause its transfer agent to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series D Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the number of shares of Series D Preferred Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder under any other Section hereof or under applicable law with respect to the Corporation’s failure to timely deliver shares of Common Stock upon conversion of the Series D Preferred Stock as required pursuant to the terms hereof; provided, however, that any amount payable by the Corporation to a Holder pursuant to this Section 5.3.3 shall be reduced by any amount paid by the Corporation to that Holder as liquidated damages pursuant to Section 5.3.1 hereof.

5.3.4 Reservation of Shares. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles.

4

APPENDIX B

5.3.5 Effect of Conversion. All shares of Series D Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the Holders thereof (i) to receive shares of Common Stock in exchange therefor on or prior to the applicable Share Delivery Date in accordance with Section 5.3.1, (ii) to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.2, (iii) to receive payment of any dividends declared but unpaid thereon, and (iv) if the Corporation fails to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series D Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, to payment of liquidated damages in accordance with Section 5.3.1 and to any payment due in respect of a Buy-In in accordance with Section 5.3.2, as applicable. Any shares of Series D Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly. Notwithstanding anything to the contrary set forth herein and for the avoidance of doubt, any shares of Series D Preferred Stock subject to a conversion that is rescinded by a Holder in accordance with this Section 5 shall not be deemed converted and all rights of such Holder with respect to such shares of Series D Preferred Stock shall remain intact as if such conversion had never occurred.

5.3.6 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5

APPENDIX B

5.3.7 Conversion Limitations. The Corporation shall not effect any conversion of any shares of Series D Preferred Stock, and a Holder shall not have the right to effect any such conversion of any of his, her or its shares of Series D Preferred Stock, pursuant to Section 5 or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons “Attribution Parties”)), would beneficially own voting stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 5.3.7, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon any conversion with respect to which a Notice of Conversion has been given, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series D Preferred Stock beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other derivative securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5.3.7 applies, the determination of the number of shares of Series D Preferred Stock that are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination as to the number of shares of Series D Preferred Stock that are convertible, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 9.99% of the Cumulative Voting Power outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the conversion specified in the Notice of Conversion. For purposes of this Section 5.3.7, the “Cumulative Voting Power” shall be the sum of the votes that may be cast at a meeting of the Corporation’s shareholders by the record holders of securities issued by the Corporation which by their terms provide the holder of such securities the right to cast votes on any proposal presented for vote of the shareholders. For purposes of this Section 5.3.7, in determining the Cumulative Voting Power, a Holder may rely on the information pertaining to the Cumulative Voting Power reflected in (A) the Corporation’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock and/or the number of shares of other classes of stock with voting rights outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock and number of shares of other classes of voting stock then outstanding. In any case, the Cumulative Voting Power shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series D Preferred Stock, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock or such number of outstanding shares of other classes of voting stock, as applicable, was reported. The Holder, upon not less than 61 days’ prior notice to the Corporation, may increase the percentage of Cumulative Voting Power that defines the Beneficial Ownership Limitation to 19.99%.

5.4 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the filing date of this Certificate (the “Effective Date”) effect a subdivision of the outstanding Common Stock, the Series D Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock, the Series D Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

6

APPENDIX B

5.5 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on Common Stock in additional shares of Common Stock, then and in each such event the Series D Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the Holders of Series D Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

5.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 5.5 do not apply to such dividend or distribution, then and in each such event provision shall be made so that the Holders of the Series D Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Holders of the Series D Preferred Stock; provided, however, that no such provision shall be made if the holders of Series D Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

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APPENDIX B

5.7 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which Common Stock (but not the Series D Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.5 or 5.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series D Preferred Stock shall thereafter be convertible, in lieu of Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5.7 with respect to the rights and interests thereafter of the Holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 5.7 (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

5.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series D Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any Holder of Series D Preferred Stock (but in any event not later than five (5) days thereafter), furnish or cause to be furnished to such Holder a certificate setting forth (i) the Series D Conversion Price then in effect (reflecting all adjustments and readjustments pursuant to this Section 5), and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series D Preferred Stock.

5.9 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

8

APPENDIX B

(b) of any capital reorganization of the Corporation, any reclassification of Common Stock of the Corporation, or any Liquidation Event,

then, and in each such case, the Corporation will send or cause to be sent to the Holders of the Series D Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series D Preferred Stock and Common Stock. Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

6. No Preemptive Rights. Holders of Series D Preferred Stock shall have no preemptive rights except pursuant to a written agreement by and between such Holder of Series D Preferred Stock and the Corporation.

7. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 188 Valley Road, Providence, RI 02909, email: cmoe@makeabeeline.com,or such other address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, or sent by a nationally recognized overnight courier service or email addressed to each Holder at the address or email address of such Holder appearing on the books of the Corporation, or such other address or email address as such Holder may specify for such purposes by notice to the Corporation delivered in accordance with this Section. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in or pursuant to this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in or pursuant to this Section between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Trading Day” means a day on which the shares of the Corporation’s Common Stock are traded on the Nasdaq Capital Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Nasdaq Capital Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Nevada are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

*        *        *        *        *

9

APPENDIX B

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

CONVERT SHARES OF SERIES D PREFERRED STOCK)

Dated: ____________________________________________

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series D Preferred Stock indicated below, into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Eastside Distilling, Inc., a Nevada corporation (the “Corporation”), as of the date written above. No fee will be charged to the Holder for any conversion.

Conversion Calculations:

Number of shares of Series D Preferred Stock owned prior to Conversion: _______________________________________

Number of shares of Series D Preferred Stock to be Converted: ____________________________________________

Stated Value of Series D Preferred Stock to be Converted ($10 per share): ________________________________________

Applicable Series D Conversion Price: __________________________________________________________________

Applicable Conversion Ratio: _____________________________________________________

Number of shares of Common Stock to be Issued: ____________________________________________

The shares of Common Stock shall be issued in the name of undersigned Holder or to its nominee as specified below:

__________________________________________________________________________

The shares of Common Stock shall be issued to the following DWAC Account Number:

DTC Participant:	DTC Number:
Account Number:

Name of Holder: __________________________________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ____________________________________________

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APPENDIX C

EXHIBIT A

TO

CERTIFICATE OF DESIGNATION

ESTABLISHING SERIES E PREFERRED STOCK OF

EASTSIDE DISTILLING, INC.

A Nevada Corporation

Eastside Distilling, Inc., a Nevada corporation (the “Corporation”), hereby establishes and designates Two Hundred Thousand (200,000) shares of its preferred stock, $0.0001 par value per share, as Series E Preferred Stock (the “Series E Preferred Stock”). The voting powers, designations, preferences, privileges, limitations, restrictions, and relative rights of the Series E Preferred Stock relative to those of the common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) and any other class or series of stock of the Corporation are set forth in this Certificate of Designation Establishing Series E Preferred Stock of the Corporation (the “Certificate”).

Capitalized terms in this Certificate have the meaning given in Section 9 of this Certificate or defined within the text of this Certificate.

1. Stated Value. Each share of Series E Preferred Stock shall have a stated value equal to Ten Dollars ($10.00) (the “Stated Value”).

2. Liquidation. Upon the liquidation, dissolution and winding up of the Corporation, or upon the effective date of a consolidation, merger or statutory share exchange in which the Corporation is not the surviving entity (generically, a “Liquidation Event”), the holder of each share of the Series E Preferred Stock (a “Holder”) shall be entitled to a distribution prior to and in preference of the holders of the Common Stock and in pari passu with the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock. Notwithstanding the forgoing, upon a Liquidation Event, the holders of each share of the Corporation’s Series B Preferred Stock will be entitled to a distribution prior to and in preference of the Holders of Series E Preferred Stock in accordance with the terms of the Certificate of Designation Establishing Series B Preferred Stock of Eastside Distilling, Inc. In determining the appropriate distribution of available cash among the Holders of Series E Preferred Stock, each share of Series E Preferred Stock shall be deemed to have been converted into the number of shares of the Corporation’s Common Stock into which that Holder’s Series E Preferred Stock could be converted on the record date for the distribution (the “Record Date”) without taking into account either (a) the restriction on conversion set forth in Section 5.3.7 hereof or (b) the restriction on conversion prior to the Measurement Date set forth in Section 5.1.1. In the event that the Liquidation Event occurs prior to the Measurement Date, the Series E Conversion Price for purposes of the Liquidation Event alone shall be determined by reference to the five day average VWAP preceding the Record Date as if the Measurement Date was the Record Date.

3. Dividends. In the event the Corporation declares a dividend payable in cash or stock to holders of any class of stock, the Holder of each share of Series E Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation’s Common Stock into which that Holder’s Series E Preferred Stock could be converted on the record date for the distribution without taking into account the restriction on conversion set forth in Section 5.3.7 hereof.

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APPENDIX C

4. Voting.

4.1 General. Except as required by applicable law and as set forth in Section 4.2 below, the Holders of Series E Preferred Stock shall have no voting rights by reason thereof; provided for the avoidance of doubt, that nothing in this Section 4.1 shall be deemed to limit a Holder’s voting rights with respect to shares of any other class of the Corporation’s capital stock held by such Holder from time to time.

4.2 Series E Preferred Stock Protective Provisions. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Holders of more than fifty percent (50%) of the then outstanding shares of Series E Preferred Stock, voting or consenting (as the case may be) separately as a class, shall be required in order to effect any amendment, restatement, amendment and restatement, supplement or other change or modification to the Corporation’s Articles of Incorporation (the “Articles”), Bylaws or this Certificate, to the extent that such amendment, restatement, amendment and restatement, supplement or other modification or change, as applicable, would adversely affect any of the preferences, privileges, relative rights or other rights of the Series E Preferred Stock, and any such amendment, restatement, amendment and restatement, supplement or other change or modification purported to be effected without such vote or consent shall be null and void ab initio, and of no force or effect.

5. Conversion. The Holders of the Series E Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1 Right to Convert.

5.1.1 Conversion Ratio. On and after the Measurement Date, each share of Series E Preferred Stock shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable shares of Common Stock equal to the ratio determined by dividing (A) the Stated Value of such share of Series E Preferred Stock by (B) the Series E Conversion Price (as defined below) in effect at the time of conversion (the “Conversion Ratio”).

5.1.2 Conversion Price. The “Series E Conversion Price” shall initially be Two Dollars ($2.00). On the Measurement Date, the Series E Conversion Price shall be automatically adjusted to equal the average of the VWAPs for the five Trading Days immediately preceding the Measurement Date. The Series E Conversion Price shall be also subject to adjustment as provided in Sections 5.4 through 5.7 below, and for the avoidance of doubt, any adjustment to the Series E Conversion Price as provided in this Section 5.1.2 or in Section 5.4 through 5.7 below shall result in a concordant adjustment to the number of shares of Common Stock into which each share of Series E Preferred Stock may be converted pursuant to the formula set forth in Section 5.1.1 for determining the Conversion Ratio.

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APPENDIX C

5.1.3 Termination of Conversion Rights. In the event of a liquidation, dissolution, or winding up of the Corporation or a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for payment of any amounts distributable to the Holders of Series E Preferred Stock by reason of such event.

5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3 Mechanics of Conversion.

5.3.1 Notice of Conversion. In order for a Holder of Series E Preferred Stock to convert shares of Series E Preferred Stock into shares of Common Stock, such Holder shall (a) provide written notice to the Corporation that such Holder elects to convert all or any number of such Holder’s shares of Series E Preferred Stock on the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion shall state the Holder’s name or the names of the nominees in which the Holder wishes the shares of Common Stock to be issued. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. The “Conversion Date” with respect to any conversion of Series E Preferred Stock hereunder (or the date on which any such conversion shall be deemed effective), shall be the date on which the Notice of Conversion with respect to such conversion is delivered to the Corporation. The shares of Common Stock issuable upon conversion of the specified shares of Series E Preferred Stock in a Notice of Conversion shall be deemed to be outstanding of record as of the Conversion Date with respect to such Notice of Conversion. Not later than two (2) Trading Days following the Conversion Date with respect to any conversion of Series E Preferred Stock hereunder (the “Share Delivery Date”), the Corporation shall cause the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock specified in the applicable Notice of Conversion to be transmitted by the Corporation’s transfer agent to the Holder or its nominee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission System, provided that at least one of the following two conditions is met as of the Conversion Date: (1) there is an effective registration statement permitting the issuance of the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock specified in the Notice of Conversion or the resale of such shares of Common Stock by the Holder and (2) the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock specified in the Notice of Conversion are eligible for resale by the Holder pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “DWAC Delivery Conditions”); provided, that solely in the case that neither of the DWAC Delivery Conditions is met as of the Conversion Date, the Corporation shall cause the shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock specified in the Notice of Conversion to be transmitted by no later than the Share Delivery Date by the Corporation’s transfer agent to the account of the Holder or its nominee by book entry transfer, and shall cause the Transfer Agent to deliver to the Holder evidence of such book entry transfer by no later than the Share Delivery Date. In addition, upon delivery of any Notice of Conversion to the Corporation by a Holder, by no later than the Share Delivery Date, the Corporation shall (i) pay in cash to the Holder such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (ii) pay all declared but unpaid dividends on the shares of Series E Preferred Stock so converted. If the Corporation fails for any reason to cause delivery to the Holder or its nominee of the shares of Common Stock issuable upon a conversion of Series E Preferred Stock in accordance with this Section 5.3.1 on or prior to the applicable Share Delivery Date, the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock issuable pursuant to such conversion (based on the number of shares of Common Stock issuable pursuant to such conversion and the VWAP of the Common Stock on the applicable Conversion Date), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such shares of Common Stock are delivered or the Holder rescinds such conversion.

3

APPENDIX C

5.3.2 Rescission Rights. If the Corporation fails to cause its transfer agent to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series E Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, the Holder will have the right to rescind such conversion by written notice to the Corporation.

5.3.3 Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion. In addition to any other rights available to a Holder, if the Corporation fails to cause its transfer agent to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series E Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that the Corporation was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the number of shares of Series E Preferred Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder under any other Section hereof or under applicable law with respect to the Corporation’s failure to timely deliver shares of Common Stock upon conversion of the Series E Preferred Stock as required pursuant to the terms hereof; provided, however, that any amount payable by the Corporation to a Holder pursuant to this Section 5.3.3 shall be reduced by any amount paid by the Corporation to that Holder as liquidated damages pursuant to Section 5.3.1 hereof.

4

APPENDIX C

5.3.4 Reservation of Shares. The Corporation shall at all times when the Series E Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series E Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles.

5.3.5 Effect of Conversion. All shares of Series E Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the Holders thereof (i) to receive shares of Common Stock in exchange therefor on or prior to the applicable Share Delivery Date in accordance with Section 5.3.1, (ii) to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.2, (iii) to receive payment of any dividends declared but unpaid thereon, and (iv) if the Corporation fails to transmit to the Holder or its nominee the shares of Common Stock issuable upon a conversion of Series E Preferred Stock in accordance with the provisions of Section 5.3.1 on or prior to the applicable Share Delivery Date, to payment of liquidated damages in accordance with Section 5.3.1 and to any payment due in respect of a Buy-In in accordance with Section 5.3.2, as applicable. Any shares of Series E Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series E Preferred Stock accordingly. Notwithstanding anything to the contrary set forth herein and for the avoidance of doubt, any shares of Series E Preferred Stock subject to a conversion that is rescinded by a Holder in accordance with this Section 5 shall not be deemed converted and all rights of such Holder with respect to such shares of Series E Preferred Stock shall remain intact as if such conversion had never occurred.

5.3.6 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5

APPENDIX C

5.3.7 Conversion Limitations. The Corporation shall not effect any conversion of any shares of Series E Preferred Stock, and a Holder shall not have the right to effect any such conversion of any of his, her or its shares of Series E Preferred Stock, pursuant to Section 5 or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons “Attribution Parties”)), would beneficially own voting stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 5.3.7, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon any conversion with respect to which a Notice of Conversion has been given, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series E Preferred Stock beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other derivative securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 5.3.7 applies, the determination of the number of shares of Series E Preferred Stock that are convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination as to the number of shares of Series E Preferred Stock that are convertible, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 9.99% of the Cumulative Voting Power outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon the conversion specified in the Notice of Conversion. For purposes of this Section 5.3.7, the “Cumulative Voting Power” shall be the sum of the votes that may be cast at a meeting of the Corporation’s shareholders by the record holders of securities issued by the Corporation which by their terms provide the holder of such securities the right to cast votes on any proposal presented for vote of the shareholders. For purposes of this Section 5.3.7, in determining the Cumulative Voting Power, a Holder may rely on the information pertaining to the Cumulative Voting Power reflected in (A) the Corporation’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock and/or the number of shares of other classes of stock with voting rights outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock and number of shares of other classes of voting stock then outstanding. In any case, the Cumulative Voting Power shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series E Preferred Stock, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock or such number of outstanding shares of other classes of voting stock, as applicable, was reported. The Holder, upon not less than 61 days’ prior notice to the Corporation, may increase the percentage of Cumulative Voting Power that defines the Beneficial Ownership Limitation to 19.99%.

6

APPENDIX C

5.4 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the filing date of this Certificate (the “Effective Date”) effect a subdivision of the outstanding Common Stock, the Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock, the Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.5 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on Common Stock in additional shares of Common Stock, then and in each such event the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series E Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the Holders of Series E Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

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APPENDIX C

5.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 5.5 do not apply to such dividend or distribution, then and in each such event provision shall be made so that the Holders of the Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series E Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Holders of the Series E Preferred Stock; provided, however, that no such provision shall be made if the holders of Series E Preferred Stock receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Series E Preferred Stock had been converted into Common Stock on the date of such event.

5.7 Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which Common Stock (but not the Series E Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.5 or 5.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series E Preferred Stock shall thereafter be convertible, in lieu of Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series E Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5.7 with respect to the rights and interests thereafter of the Holders of the Series E Preferred Stock, to the end that the provisions set forth in this Section 5.7 (including provisions with respect to changes in and other adjustments of the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

5.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series E Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any Holder of Series E Preferred Stock (but in any event not later than five (5) days thereafter), furnish or cause to be furnished to such Holder a certificate setting forth (i) the Series E Conversion Price then in effect (reflecting all adjustments and readjustments pursuant to this Section 5), and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series E Preferred Stock.

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APPENDIX C

5.9 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series E Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of Common Stock of the Corporation, or any Liquidation Event,

then, and in each such case, the Corporation will send or cause to be sent to the Holders of the Series E Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series E Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series E Preferred Stock and Common Stock. Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

6. No Preemptive Rights. Holders of Series E Preferred Stock shall have no preemptive rights except pursuant to a written agreement by and between such Holder of Series E Preferred Stock and the Corporation.

7. Redemption.

7.1 Redemption Notice. The Corporation shall have the right to redeem all (but not less than all) of the Series E Preferred Stock (the “Redemption”) by delivering to the Holders written notice of its exercise of the redemption right granted hereunder (the “Redemption Notice”) not less than fifteen (15) Business Days prior to the Measurement Date. The Redemption Notice shall state:

(a) that the Corporation has elected to exercise its right to redeem all of the Series E Preferred Stock;

(b) that the Redemption Price shall be Ten Dollars ($10.00) per Share; and

(c) the date on which the Corporation shall pay the Redemption Price (the “Redemption Date”), which shall be a Business Day selected by the Corporation not less than five (5) nor greater than ten (10) Business Days subsequent to the date of receipt by the Holders of the Redemption Notice.

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APPENDIX C

7.2 Closing of Redemption. Subject to the terms and conditions of this Certificate, including, without limitation, the Corporation’s timely delivery of a proper Redemption Notice in accordance with this Certificate, the closing of the Redemption (the “Closing”) shall take place, remotely, on the Redemption Date. At the Closing, the Corporation shall deliver the Purchase Price payable to each Holder by wire transfer per instructions provided by the Holder, and the Holders shall sell to the Corporation, all of the Series E Preferred Stock at the Redemption Price. Upon indefeasible receipt of the full Redemption Price in cash by each Holder, all Series E Preferred Stock held by such Holder shall cease to be outstanding.

8. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 188 Valley Road, Providence, RI 02909, email: cmoe@makeabeeline.com, or such other address or email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, or sent by a nationally recognized overnight courier service or email addressed to each Holder at the address or email address of such Holder appearing on the books of the Corporation, or such other address or email address as such Holder may specify for such purposes by notice to the Corporation delivered in accordance with this Section. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in or pursuant to this Section prior to 5:30 p.m. (Providence time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in or pursuant to this Section between 5:30 p.m. and 11:59 p.m. (Providence time) on any date, (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

9. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Measurement Date” means the 390th calendar day after the Closing Date of the Debt Exchange Agreement pursuant to which the Series E Preferred Stock was issued.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Trading Day” means a day on which the shares of the Corporation’s Common Stock are traded on the Nasdaq Capital Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Nasdaq Capital Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Nevada are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

*        *        *        *        *

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APPENDIX C

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO

CONVERT SHARES OF SERIES E PREFERRED STOCK)

Dated: ____________________________________________

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series E Preferred Stock indicated below, into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Eastside Distilling, Inc., a Nevada corporation (the “Corporation”), as of the date written above. No fee will be charged to the Holder for any conversion.

Conversion Calculations:

Number of shares of Series E Preferred Stock owned prior to Conversion: _______________________________________

Number of shares of Series E Preferred Stock to be Converted: _______________________________________

Stated Value of Series E Preferred Stock to be Converted ($10 per share): _______________________________________

Applicable Series E Conversion Price: _______________________________________

Applicable Conversion Ratio: _______________________________________

Number of shares of Common Stock to be Issued: _______________________________________

The shares of Common Stock shall be issued in the name of undersigned Holder or to its nominee as specified below:

__________________________________________________________________________

The shares of Common Stock shall be issued to the following DWAC Account Number:

DTC Participant:	DTC Number:
Account Number:

Name of Holder: __________________________________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

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